TWENTY- SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Twenty-Second Amendment to Employment Agreement is made and entered into as of March 1, 2012 by and between PriceSmart, Inc., a Delaware Corporation ("Employer") and Brud Drachman ("Executive").

Recitals

A)	On January 11, 2000 an Employment Agreement was made and entered into by and between Employer and Executive.

B)	Said Employment Agreement has been amended on twenty-one prior occasions;

C)	Employer and Executive now desire to further amend the Employment Agreement, as set forth herein below:

Agreement

1.	Section 3.1 of the Agreement which provides:

3.1    Term. The term of Executive's employment hereunder shall commence on March 31, 2000 and shall continue until March 31, 2012 unless sooner terminated or extended as hereinafter provided.

is hereby amended, effective March 1, 2012, to provide as follows:

1.	Term. The term of Executive's employment hereunder shall commence on March 31, 2000 and shall continue until March 31, 2013 unless sooner terminated or extended as hereinafter provided.

2.	All other terms of the Employment Agreement, as amended, shall remain unaltered and fully effective.

Executed in San Diego, California, as of the date first written above.

EXECUTIVE                            EMPLOYER
PriceSmart, INC.

Brud Drachman                    By: ____________________

______________________                Name: Jose Luis Laparte

Its: CEO & President